SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 15, 2005

WHERIFY WIRELESS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-24001 (Commission File Number)	76-0552098 (I.R.S. Employer Identification No.)

2000 Bridge Parkway, Suite 201, Redwood Shores, California (Address of Principal Executive Offices)	94065 (Zip Code)

(650) 551-5277
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b). Departure of Directors or Principal Officers; Election of Directors;Appointment
of Principal Officers

On November 15, 2005, the Board of Directors appointed W. Douglas Hajjar as a member of the Board of Directors. Mr. Hajjar will serve as co-chairman of the Board of Directors, with William Scigliano acting as the other co-chairman. Mr. Hajjar was appointed to fill the vacancy on the Board of Directors created by the departure of Wade Fenn.

A press release announcing the appointment of Mr. Hajjar to the Board of Directors is set forth at Exhibit 99.1 to this Form 8-K.

The Board of Directors has not named Mr. Hajjar to any committee, nor at this time, is it expected that he will be named to any committee.

Mr.  Hajjar was Chairman of Wherify California, Inc. prior to the merger with Wherify Wireless, Inc. (the “Company) on July 21, 2005. In 2004, Wherify California, Inc. and Mr. Hajjar entered into a Consulting Agreement, dated January 1, 2004, which was assumed by the Company upon the merger with Wherify California, Inc. Pursuant to this agreement, as assumed by the Company, Mr. Hajjar has acted as a financial advisor to the Company. In accordance with the agreement, the Company pays Mr. Hajjar a consulting fee of $10,000 per month. Since the date of the merger the Company has paid Mr. Hajjar approximately $51,000 for services rendered under this agreement.

In accordance with the Consulting Agreement, Wherify California issued to Mr. Hajjar an option to purchase 100,000 shares of Wherify California common stock (approximately 481,000 shares of Company common stock) at the then fair market value. The options vest ratably on a monthly basis over a 36 month period commencing on the date of the agreement, but cease to vest upon termination of the agreement.

The Consulting Agreement further provides that upon a Change of Control during the term of the agreement, or within six months thereafter, in which the acquiring person or entity is introduced to the company by Mr. Hajjar, the company will pay Mr. Hajjar an acquisition fee equal to 2% of the aggregate consideration paid to the company’s shareholders in such transaction. In addition, all options vest immediately upon a Change in Control.

The Consulting Agreement is terminable by either party upon 30 days written notice.

The Board of Directors is considering the possibility of amending the Consulting Agreement, or replacing it with a new agreement, to take into account the additional services that Mr. Hajjar is expected to provide to the Company during the next year. As of the date of this Form 8-K, no decision has been made, and no agreement has been reached, on the scope of the additional services to be provided by Mr. Hajjar or the compensation to be paid therefore.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

      (c) Exhibits

Exhibit 99.1	Press Release dated November 16, 2005

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

WHERIFY WIRELESS, INC. By: /s/ John Davis —————————————— John Davis Chief Financial Officer

Date: November 21, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 16, 2005.